 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2017

Commission file number: 000-55610

GREENBACKER RENEWABLE ENERGY COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

369 Lexington Avenue, Suite 312

New York, NY 10017

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01. Other Events.

Greenbacker Renewable Energy Company LLC (the “Company”) announced today that its Board of Directors approved the March 31, 2017 net asset value per share for Class A and I shares of common stock of $8.64, respectively, a decrease of $0.05 per share from the prior quarter end’s valuation. In addition, the Board of Directors approved the March 31, 2017 net asset value per share for Class C shares of common stock of $8.40, a decrease of $0.04 per share from the prior quarter. Due to the changes in net asset value per share, the Company revised the per share offering price for each class of shares effective May 5, 2017, to the following - $10.165 per Class A share, $9.479 per Class C share and $9.337 per Class I share.

Due to the change in the share offering prices, the Company’s Board of Directors authorized cash distributions payable on June 1, 2017, July 3, 2017 and August 1, 2017 to shareholders of record as of May 31, 2017, June 30, 2017, and July 31, 2017, respectively, of $0.00167096 per share, per day for Class A and I shares and $0.00162726 per share, per day for Class C shares to maintain the current annual distribution rates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2017	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director